  PROSPECTUS
                                               Filed pursuant to Rule 424 (b)(3)
                                                      Registration No. 333-07615


                                8,838,117 Shares

                           TELE-COMMUNICATIONS, INC.

                        Series A TCI Group Common Stock

  This Prospectus relates to 8,838,117 shares (the "Shares") of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "TCI Group Series A Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company" or "TCI"), to be offered and sold from time to time by Knight-Ridder Cablevision, Inc., a Florida corporation ("KRC" or the "Selling Stockholder"). See "The Selling Stockholder and the Offered
Shares."

  The Company's common stock, par value $1.00 per share (the "TCI Common Stock"), is comprised of four series: TCI Group Series A Common Stock, Tele-Communications, Inc. Series B TCI Group Common Stock (the "TCI Group Series B Common Stock" and, together with the TCI Group Series A Common Stock, the "TCI Group Common Stock"), Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "LMG Series A Common Stock") and Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "LMG Series B Common Stock" and, together with the LMG Series A Common Stock, the "Liberty Media Group Common Stock").

  Both series of TCI Group Common Stock are identical in all respects, except
(i) each share of TCI Group Series B Common Stock has ten votes and each share of TCI Group Series A Common Stock has one vote and (ii) each share of TCI Group Series B Common Stock is convertible, at the option of the holder, into one share of TCI Group Series A Common Stock. Similarly, both series of Liberty Media Group Common Stock are identical in all respects, except (i) each share of LMG Series B Common Stock has ten votes and each share of LMG Series A Common Stock has one vote and (ii) each share of LMG Series B Common Stock is convertible, at the option of the holder, into one share of LMG Series A Common Stock. The shares of TCI Group Series A Common Stock and LMG Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. See "Description of TCI Common
Stock."

  Shares of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA," "TCOMB," "LBTYA" and "LBTYB," respectively.


  See "Risk Factor" on page 3 of this Prospectus for a discussion of certain risks that should be considered in connection with an investment in the Shares offered hereby.

  The Shares may be offered for sale and sold by the Selling Stockholder from time to time in varying amounts (subject to certain restrictions described under the caption "The Selling Stockholder and the Offered Shares"), on the Nasdaq National Market at then prevailing prices or in private transactions at prices and on terms to be determined at the time of sale. The Shares may be sold by the Selling Stockholder directly or through agents designated from time to time or to or through broker-dealers designated from time to time. See "Plan of Distribution." To the extent required, the number of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholder to agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholder. See "The Selling Stockholder and the Offered Shares." The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any agent or broker-dealer and the Selling Stockholder.

  The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 10, 1997.

                             AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth below. Statements contained herein or in any document incorporated herein by reference concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. Each such statement is qualified in its entirety by such reference.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information (including the Registration Statement) filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
     Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports, proxy statements, information statements and other information concerning the Company can also be inspected at the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by the Company with the Commission under the Exchange Act and are hereby incorporated into this Prospectus by reference and made a part hereof (Commission File No. 0-20421): (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (as amended by Form 10-Q/A (Amendment
     No. 1)), June 30, 1996 and September 30, 1996, (iii) the Company's Current Reports on Form 8-K, dated February 9, 1996, June 19, 1996, July 2, 1996, August 5, 1996, September 3, 1996, September 11, 1996 and December 17, 1996, and (iv) the financial statements and notes thereto of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of the Company, dated April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1)).

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  RISK FACTOR

           The Company incurred net losses of $171 million and $5 million for the years ended December 31, 1995 and 1993, respectively, and a net loss of $438 million and $107 million for the nine months ended September 30, 1996 and 1995, respectively. The Company had net earnings of $62 million for the year ended December 31, 1994. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization and other non-cash credits or charges) ($1,975 million, $1,798 million and $1,858 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $1,706 million and $1,510 million for the nine months ended September 30, 1996 and 1995, respectively) has historically been sufficient to cover its interest expense ($1,010 million, $785 million and $731 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $803 million and $746 million for the nine months ended September 30, 1996 and 1995, respectively). The Company's interest coverage ratios for the years ended December 31, 1995, 1994 and 1993 were 196%, 229% and 254%, respectively and for the nine months ended September 30, 1996 and 1995 were 212% and 202%, respectively. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

          Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($957 million, $908 million and $1,247 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $844 million and $670 million for the nine months ended September 30, 1996 and 1995, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Amounts expended by the Company for its investing activities exceed net cash provided by operating activities.

                                  THE COMPANY

          The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company is one of the largest providers of cable television services in the United States. The Company also has interests in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is organized into four principal business groups: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. The Company is a Delaware corporation and its principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                 THE SELLING STOCKHOLDER AND THE OFFERED SHARES

          Background. Pursuant to an Asset Purchase Agreement, dated as of March 18, 1996, as amended (as amended, the "Purchase Agreement"), by and between KRC, KRC-SNJ, Inc., a Delaware corporation, KRC-NJFT, Inc., a Delaware corporation and Knight-Ridder Investment Company, a Delaware corporation, and the Company, the Company (i) acquired from the Selling Stockholder and its affiliates certain assets consisting primarily of ownership interests in entities that are directly or indirectly engaged in the business of providing cable television service to subscribers in various areas of the United States and a Subordinated Note, dated November 14, 1995, made by TKR Cable Company, a Colorado general partnership, and payable to the order of Knight-Ridder Investment Company (the "Acquired Assets") and (ii) assumed certain liabilities relating to the Acquired Assets. Under the terms of the Purchase Agreement, a portion of the purchase price for the Acquired Assets was paid by the delivery to the Selling Stockholder of an aggregate of 16,122,614 shares of TCI Group Series A Common Stock (the "Transaction Shares"). The number of Transaction Shares delivered by the Company was calculated pursuant to the Purchase Agreement by dividing the portion of the purchase price to be paid in shares of TCI Group Series A Common Stock by the average of the closing market prices of a share of TCI Group Series A Common Stock on the Nasdaq National Market on each trading day during the period commencing on the thirtieth trading day prior to the closing of the acquisition (the "Closing Date") and ending on the tenth trading day prior to the Closing Date. In calculating the maximum number of Transaction Shares which are issuable at the Closing Date, such average of closing market prices was assumed, pursuant to the Purchase Agreement, to have a minimum value of $16.00561797.

          Shares Offered by the Selling Stockholder. The Transaction Shares received by the Selling Stockholder, including the Shares, constitute restricted securities and cannot be transferred unless they are registered under the Securities Act or an exemption from registration is available.
     In connection with the execution of the Purchase Agreement, the Company and the Selling Stockholder entered into a Registration Rights Agreement, dated as of March 18, 1996 (the "Registration Rights Agreement"), pursuant to which the Company agreed, subject to certain limitations, to file the Registration Statement of which this Prospectus forms a part in order to permit the resale of the Shares from time to time by the Selling Stockholder and to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of the third anniversary of the Closing Date or such time as all of the Shares offered hereby have been sold. Also, pursuant to the Registration Rights Agreement, the Company agreed, subject to certain limitations, to prepare and file with the Commission another registration statement (the "Additional Registration Statement") in order to permit the resale by the Selling Stockholder of (i) the remaining 7,284,496 Transaction Shares not included in the Registration Statement of which this Prospectus forms a part and (ii) approximately 1,600,000 shares (the "Additional Shares") of TCI Group Series A Common Stock which are expected to be issued to the Selling Stockholder pursuant to the Purchase Agreement in connection with the purchase by the Company of certain ownership interests held by the Selling Stockholder in an entity indirectly engaged in the business of providing cable television service to subscribers. The Company has agreed to file the Additional Registration Statement with the Commission and to cause it to be declared effective under the Securities Act not later than the second anniversary of the Closing Date. Notwithstanding the foregoing, the Company may, in lieu of filing the Additional Registration Statement, purchase the remaining 7,284,496 Transaction Shares and the Additional Shares otherwise required to be registered thereunder, at a price determined pursuant to the Registration Rights Agreement.

          Under certain circumstances set forth in the Registration Rights Agreement, the Company may, upon notice to the Selling Stockholder, require the suspension by the Selling Stockholder of the distribution of any Shares for a reasonable period of time not to exceed 15 consecutive business days (a "Blackout Period"). There may not be more than four Blackout Periods in any period of twelve consecutive calendar months, and the number of days the Selling Stockholder may be required to suspend distributions of Shares may not exceed 45 business days in any period of twelve consecutive calendar months.

          Pursuant to the Registration Rights Agreement, the Company has agreed to pay all expenses in connection with the registration of the offer and sale of the Shares (including, without limitation, all registration and filing fees incurred in connection with the filing of this Registration Statement with the Commission and state securities commissioners), other than (i) discounts and commissions and transfer taxes attributable to the sale of any of the Shares and (ii) fees and disbursements of counsel or of any advisors retained by the Selling Stockholder in connection with the registration of the offer and sale of the Shares.

          The Company has agreed to indemnify the Selling Stockholder against certain liabilities that may arise in connection with any offer and sale of the Shares, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholder may be required to make in respect thereof.

          Neither the Company nor any of its affiliates has had within the past three years any material relationship with the Selling Stockholder, except that subsidiaries of each of the Company and the Selling Stockholder were partners in various partnerships which directly or indirectly operated cable television systems. Certain of the interests of the Selling Stockholder in those partnerships were purchased by the Company pursuant to the Purchase Agreement, and all of the remaining such interests are expected to be purchased by the Company pursuant to the Purchase Agreement. Any additional material relationships between the Company or any of its affiliates, on the one hand, and the Selling Stockholder, on the other, within three years prior to the date of a sale by the Selling Stockholder hereunder will be described in the Prospectus Supplement.

          As of the date hereof, KRC owns 16,122,614 shares of TCI Group Series A Common Stock (which represents approximately 2.68% of the outstanding shares of such stock based on the number of shares of TCI Group Series A Common Stock outstanding on September 30, 1996). The number of Shares sold by KRC and (if one percent or more) the percentage of the outstanding shares of TCI Group Series A Common Stock owned by KRC after completion of any offering hereunder will be specified in the Prospectus Supplement relating to such sale.

          A copy of the Registration Rights Agreement has been filed as exhibit 99.1, to the Registration Statement and can be obtained in the manner described under "Available Information."

                              PLAN OF DISTRIBUTION

          Subject to the restrictions described under the caption "The Selling Stockholder and the Offered Shares," the Shares may be offered for sale and sold by the Selling Stockholder from time to time in one or more public or private transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by the Selling Stockholder directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

           The Company has been advised by the Selling Stockholder that it has not, as of the date of this Prospectus, entered into any arrangement with an agent or broker-dealer for the sale of the Shares.

           The Selling Stockholder may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule.

          The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

           In connection with a sale of Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale: the number of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to the particular sale.

                        DESCRIPTION OF TCI COMMON STOCK

          The following description of certain terms of the TCI Common Stock does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (the "TCI Charter"), which is an exhibit to the Registration Statement.

     General

          The TCI Charter provides, among other things, that TCI is authorized to issue 2,725,000,000 shares of common stock, par value $1.00 per share, of which 1,750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock, 750,000,000 shares are designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock, and 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock.

          As of September 30, 1996, 584,450,633 shares of TCI Group Series A Common Stock, 84,663,501 shares of TCI Group Series B Common Stock, 146,078,965 shares of LMG Series A Common Stock and 21,192,269 shares of LMG Series B Common Stock (in each case net of shares held by subsidiaries of TCI) had been issued and were outstanding and 100,524,365 shares of TCI Group Series A Common Stock were held by subsidiaries of TCI. As of that date, 119,821,579 shares of TCI Group Series A Common Stock and 20,967,181 shares of LMG Series A Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. In addition, TCI has reserved a number of shares of TCI Group Series A Common Stock equal to the number of shares of TCI Group Series B Common Stock outstanding, and a number of shares of LMG Series A Common Stock equal to the number of shares of LMG Series B Common Stock outstanding, for issuance upon conversion, at the option of the holder, of the TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. Additionally, subsidiaries of TCI own shares of the Company's Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock") which is convertible into 358,323,046 shares of TCI Group Series A Common Stock.

          The TCI Charter also authorizes 52,375,096 shares of preferred stock (the "TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock. Of the Series Preferred Stock, as of September 30, 1996, 80,000 shares are designated Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Series F Preferred Stock, 7,259,380 shares are designated Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock") and 7,259,380 shares are designated Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). As of September 30, 1996, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 997,222 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,696,160 shares of Series G Preferred Stock and 6,696,160 shares of Series H Preferred Stock had been issued and were outstanding. All of the shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock and may be reissued as shares of another series of Series Preferred Stock, but not as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of TCI. Approximately 33,901,240 shares of Series Preferred Stock remain available for designation pursuant to the TCI Charter as of September 30, 1996. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.

     Certain Definitions

                As used herein, the following terms have the meanings specified below:

                "Committed Acquisition Shares" means (a) the shares of LMG Series A Common Stock that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, and (b) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock), which as a result of the Distribution, constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the Distribution.

                "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

                "DGCL" means the General Corporation Law of the State of Delaware.

                The "Distribution" means the distribution paid by TCI on August 10, 1995 of one-fourth of one share of LMG Series A Common Stock on each outstanding share of TCI Group Series A Common Stock and one-fourth of one share of LMG Series B Common Stock on each outstanding share of TCI Group Series B Common Stock to holders of record on August 4, 1995.

                The "Inter-Group Interest" means any equity value of TCI attributable to the Liberty Media Group that is not represented by outstanding shares of Liberty Media Group Common Stock. The Inter-Group Interest is represented by the Number of Shares Issuable with Respect to the Inter-Group Interest.

                The "Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

                The "Liberty Media Group" means:

                (a) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction (as defined below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock")) and their respective properties and assets,

                (b) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (a) of this sentence),

                (c) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

                (d) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of TCI (the "TCI Board of Directors");

provided that (i) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of TCI attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

                "Market Value" of any class or series of capital stock of TCI on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the TCI Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of TCI" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "-- Liquidation Rights," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board of Directors and
(b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

                The "Number of Shares Issuable with Respect to the Inter-Group Interest" is currently zero and will from time to time be

                (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

                (b) decreased (but not to less than zero) by (i) the aggregate number of shares of LMG Series A Common Stock issued or sold by TCI after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of LMG Series A Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (iv) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (v) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

                (c) increased by (i) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board of Directors) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and (iii) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

     TCI will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

                The "Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest.

               "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

               The "TCI Group" means as of any date of determination thereof:

               (a) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

               (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Inter-Group Interest Fraction as of such date;

               (c) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

               (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

   provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group described in clause (b) above). If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

   Voting Rights

               Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of

     LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class or series of TCI Preferred Stock, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board of Directors by the TCI Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of TCI Preferred Stock entitled to vote on a particular matter will vote as one class for all purposes. See "--Other Matters."

               Neither the holders of TCI Group Series A Common Stock or TCI Group Series B Common Stock, nor the holders of LMG Series A Common Stock or LMG Series B Common Stock, have any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

     Dividends

               Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL and
     (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the Liberty Media Group or the TCI Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Liberty Media Group or the TCI Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock or the Liberty Media Group Common Stock and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

               The "TCI Group Available Dividend Amount," as of any date, means either (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "TCI Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

               The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Outstanding Interest Fraction and either (a) the excess of (i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "TCI Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

               Except for dividends declared or paid as described below under "- -Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share.

               The TCI Board of Directors, subject to the provisions described herein under "--Dividends" and below under "--Share Distributions," has the authority and discretion to declare and pay dividends on the TCI Group Common Stock or the Liberty Media Group Common Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock or the Liberty Media Group Common Stock or any other factor.

               At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of
     (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

     Share Distributions

               Distributions on TCI Group Common Stock. If at any time after the Distribution a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, or any other securities of TCI or any other person (a "share distribution") is to be made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

               (i) a share distribution consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common

                       Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

               (ii) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (a) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (b) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest; and

               (iii) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

               TCI will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

               Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

               (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

               (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

               TCI will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

     Conversion and Redemption

               Conversion of TCI Group Series B Common Stock and LMG Series B Common Stock at the Option of the Holder. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock.

               Conversion of Liberty Media Group Common Stock at the Option of TCI. The TCI Board of Directors may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Optional Conversion Ratio.

               For these purposes, the "Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

               The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that TCI determines to establish the Liberty Media Group Private Market Value, two investment banking firms of recognized national standing will be designated to determine the private market value of the Liberty Media Group, one designated by TCI (the "First Appraiser") and one designated by a committee of the TCI Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

               Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

               Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

               If TCI determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

               Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the sale, transfer, assignment or other disposition, whether by merger, consolidation, sale or contribution of assets or stock or otherwise (a "Disposition"), in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) a dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "--Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction), TCI will on or prior to the 85th trading day following the consummation of such Disposition, either:

               (i) subject to the limitations described above under "-- Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds"), in an aggregate amount equal to the product of the Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Net Proceeds of such Disposition;

               (ii) provided that there are funds of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph:

                             (a) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction as of the date of such redemption and the Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

                             (b) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Outstanding Interest Fraction as of the date shares are selected for redemption and the Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

               (iii) convert (a) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (b) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(b) of this paragraph.

               For these purposes, "substantially all of the properties and assets of the Liberty Media Group" as of any date means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

               A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the TCI Board of Directors.

               The "Adjusted Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

               The "Net Proceeds" with respect to any Disposition of any of the properties and assets of the Liberty Media Group means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. TCI may elect to pay the dividend or redemption price referred to in clause (i) or (ii) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

               At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

               Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are held directly or indirectly by any one or more corporations all of the capital stock of which is owned by TCI (the "Liberty Media Group Subsidiaries"), the TCI Board of Directors may, subject to there being funds of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

               In effecting such a redemption, the TCI Board of Directors may determine either to (i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or
     (ii) redeem shares of LMG Series A Common Stock and LMG Series B

     Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If TCI determines to undertake a redemption as described in clause
     (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

               Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities which are created, established or otherwise first authorized for issuance subsequent to the record date for the Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

               General Conversion and Redemption Provisions. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clauses (i), (ii) or (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

               TCI also will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) a notice setting forth (i) if TCI has determined to pay a dividend described in clause (i) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Dividend Election"), (x) the record date for determining holders entitled to receive such dividend, which will not be earlier than the 40th trading day, nor later than the 50th trading day, following the consummation of such Disposition and (y) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (ii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of all (and not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(a) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Full Redemption Election"), (x) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (y) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (iii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Partial Redemption Election"), (x) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition on which shares of Liberty Media Group Common Stock then outstanding will be selected for redemption and (y) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (iv) in the event of any conversion as described above under "--Conversion of Liberty Media Group Common Stock at the Option of TCI" or as described in clause (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Conversion Election"), (x) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted and (y) the conversion date (which will not be more than 85 trading days following the consummation of the Disposition in the event of conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of conversion pursuant to the provisions described under "--Conversion of Liberty Media Group Common Stock at the Option of TCI"). Each notice of a Dividend Election, a Full Redemption Election or a Partial Redemption Election also will state, as applicable,
     (i) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Liberty Media Group Common Stock (in the case of a Dividend Election) or paid as the redemption price with respect to shares of Liberty Media Group Common Stock outstanding on the redemption date (in the case of a Full Redemption Election) or selected for redemption (in the case of a Partial Redemption Election); (ii) the Net Proceeds of such Disposition; (iii) in the case of a Dividend Election and a Partial Redemption Election, the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and in the case of a Full Redemption Election, the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice;
     (iv) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange price thereof (and, in the case of a Full Redemption Election, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable); (v) in the case of a Full Redemption Election, the place or places where certificates for shares of Liberty Media Group Common Stock properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property; (vi) in the case of notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive such dividend (in the case of a Dividend Election) or participate in such redemption (in the case of a Full Redemption Election) or in the selection of shares for redemption (in the case of a Partial Redemption Election) only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the record date for determining holders entitled to receive such dividend, the redemption date, or the date fixed for the selection of shares to be redeemed, respectively, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holder converts, exercises or exchanges such Convertible Securities following such redemption date or date for selection of shares to be redeemed, as applicable, and (vii) in the case of a Partial Redemption Election, a statement that TCI will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date fixed for selection of shares to be redeemed. In the case of a Partial Redemption Election, TCI also will cause to be given to each holder of shares of Liberty Media Group Common Stock selected for redemption, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by TCI pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the TCI Board of Directors to be equitable.

               In the case of a Conversion Election, TCI's notice also will state (i) the per share number of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (ii) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, (iii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and
     (iv) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the conversion date and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "-- Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such conversion date.

               Notice of a Dividend Election will be given not later than the 30th trading day following the consummation of the Disposition; notice of a Full Redemption Election will be given not less than 35 trading days nor more than 45 trading days prior to the redemption date; notice of a Partial Redemption Election will be given not later than the 30th trading day following the consummation of the Disposition and the notice to holders of shares selected for redemption will be given promptly following such selection, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of the Disposition; and notice of a Conversion Election will be given not less than 35 trading days nor more than 45 trading days prior to the conversion date. All such notices will be sent by first-class mail, postage prepaid, to a holder at such holder's address as the same appears on the transfer books of TCI.

               If TCI determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under "--Redemption in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive shares of common stock of the Liberty Media Group Subsidiaries upon redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of TCI.

               Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

               TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and
     (ii) in the case of any other fractional security, such value as is determined by the TCI Board of Directors.

               No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

               Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement).
     TCI will as soon as practicable after such surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion of TCI Group Series B Common Stock and LMG Series B Common Stock at the Option of the Holder."

               From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, for any shares of Liberty Media Group Common Stock, TCI will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

               TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

     Liquidation Rights

               In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where X is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, Y is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI. The "Market Capitalization" of any class or series of capital stock of TCI on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

               No holder of Liberty Media Group Common Stock will have any special right to receive specific assets of the Liberty Media Group in the case of any dissolution, liquidation or winding up of TCI.

     Determinations by the TCI Board of Directors

               The TCI Charter provides that any determinations made by the TCI Board of Directors under any provision described under this section will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board of Directors. TCI will prepare a statement of any such determination by the TCI Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

     Preemptive Rights

               Holders of the TCI Group Common Stock and Liberty Media Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

     Other Matters

          The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

          DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such-subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

          The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote. The TCI Charter also provides for a TCI Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board of Directors. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock and certain series of Series Preferred Stock, voting together as a single class, vote in elections for directors. (TCI's Convertible Redeemable Participating Preferred Stock, Series F has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

          The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock of which 33,901,240 shares remain available for designation as of September 30, 1996. Under the TCI Charter, the TCI Board of Directors is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of the TCI Group Common Stock and 825,000,000 shares of Liberty Media Group Common Stock are currently authorized by the TCI Charter, of which 1,130,361,501 and 657,728,766 respectively, remained available for issuance as of September 30, 1996 (before giving effect to reservations of shares for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

          The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

          The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board of Directors. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the TCI Board of Directors; and
     (5) the consent of each nominee to serve as a director of TCI if so elected. Any actions to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                                 LEGAL MATTERS

          Certain legal matters with respect to the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.


                                    EXPERTS

          The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the reports, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The combined balance sheets of TCI Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for the periods subsequent to the mergers of TCI Communications, Inc. and Liberty Media Corporation on August 4, 1994.

          The combined balance sheets of Liberty Media Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The statements of operations, stockholders' equity, and cash flows of Liberty Media Corporation and subsidiaries for the year ended December 31, 1993, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 financial statements refers to a change in method of accounting for income taxes.

          The consolidated balance sheet of TeleWest plc and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 6, 1996, of KPMG Audit plc, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report, dated March 24, 1995, of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The combined financial statements of VII Cable which appear in TCI's Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus or any Prospectus Supplement in connection with the offering described herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any Securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.

                         -----------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Available Information......................................................  2
Incorporation of Documents by
   Reference...............................................................  2
Risk Factor................................................................  3
The Company................................................................  3
The Selling Stockholder and
  the Offered Shares.......................................................  3
Plan of Distribution.......................................................  5
Description of TCI Common Stock............................................  6
Legal Matters.............................................................. 26
Experts.................................................................... 26






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                           Tele-Communications, Inc.



                  Tele-Communications, Inc. Series A TCI Group
                         Common Stock ($1.00 par value)



                   -----------------------------------------


                                  PROSPECTUS


                   -----------------------------------------


                               January 10, 1997




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